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                                  EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

         AS INDEPENDENT OIL AND GAS CONSULTANTS, R. A. LENSER & ASSOCIATES, INC. HEREBY CONSENTS TO (A) THE USE OF OUR REPORT SETTING FORTH OUR ESTIMATES OF PROVED RESERVES AND FUTURE REVENUE, AS OF DECEMBER 31, 2001, TO THE INTEREST OF BLUE RIDGE ENERGY, INC. ("BR ENERGY") IN CERTAIN OIL AND GAS PROPERTIES, (B) ALL REFERENCES TO OUR FIRM INCLUDED IN OR MADE A PART OF BR ENERGY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001.

                                       Wright & Company, Inc.



                                       By: /s/ D. RANDALL WRIGHT
                                           -------------------------------------
                                       PRESIDENT

March 27, 2002
Brentwood, Tennessee